Exhibit 99.1

AGREEMENT AND GENERAL RELEASE

Agreement and General Release (“Agreement”) executed this 27th day of June, 2006, by and between Christopher Wagner (“Employee” or “I”) and 24/7 Real Media, Inc. (the “Company”) on behalf of its past, present and future parent entities, subsidiaries, divisions, affiliates and related business entities, successors and assigns, assets, employee benefit plans or funds, and any of its or their respective past, present and/or future directors, officers, fiduciaries, agents, trustees, administrators, employees and assigns (collectively the “24/7 Real Media Entities”).

1.             I acknowledge that my employment with the Company and/or any of the 24/7 Real Media Entities shall end effective July 31, 2006 (the “Termination Date”).

(a)           Along with this signed Agreement and General Release, I shall deliver to Mark E. Moran written confirmation of my voluntary resignation from my employment with the Company and any of the 24/7 Real Media Entities effective July 31, 2006, together with formal written resignations as a director of each subsidiary of the Company that I currently serve as a director.

(b)           No Policy Making Function. Employee and the Company agree and acknowledge that Employee’s authority and responsibility for any Company “policymaking function” (as that term is used in Rule 16a-1 to the Rules and Regulations to the Securities Exchange Act of 1934) immediately ceases upon his resignation from these positions.

(c)           Section 16 Status. Immediately following the Termination Date, the Company will, to the extent necessary, file to remove Employee as a Section 16 reporting officer. Employee acknowledges that he is familiar with the trading and reporting requirements applicable to a former Section 16 reporting officer.

(d)  Trading in Shares. Employee agrees that he will not trade in the Company’s securities for any reason prior to the earlier of the opening of the Company’s next “trading window” on August 4, 2006.  Employee shall not be subject to any further trading restrictions thereafter.

(e)           I will be paid my regular base salary through the Termination Date, subject to tax withholding and other applicable payroll deductions.

(f)            On the Termination Date, I shall be paid all accrued but unused vacation time.

(g)           Within 45 days following the Termination Date, I shall be paid any unpaid

Revenue Bonus and Gross Margin Bonus earned pro rata through the Termination Date; I acknowledge that no further Revenue Bonus, Gross Margin Bonus, nor any EBITA bonus, shall be payable for 2006; the Company and the Employee mutually acknowledge and agree that the six month notice period provided for under Employee’s employment agreement is hereby mutually waived.

(h)           Except as specified in this Agreement, the Termination Date shall be the termination date of my employment for purposes of participation in and coverage under all benefit plans and programs sponsored by or through the 24/7 Real Media Entities, including but not limited to the 1998 Stock Incentive Plan, the 2002 Stock Incentive Plan, and all applicable benefit and pension plans for which I am currently eligible as administered by 24/7 Real Media Holding SA.

(i)            I acknowledge and agree that the 24/7 Real Media Entities shall have no obligation to rehire me, or to consider me for employment, after the Termination Date. I further warrant and represent that I will not seek reemployment with any of the 24/7 Real Media Entities at any time in the future. I acknowledge that the representations in this paragraph constitute a material inducement for the Company to provide the severance payment to me pursuant to this Agreement.

2.             I understand that I will have at least forty-five days (45) days from the date of receipt of the Agreement to consider the terms and conditions of the Agreement. I may accept the Agreement by signing it and returning it to Mark E. Moran, Executive Vice President, 132 W. 31st. St., New York, NY 10001 on or before August 15, 2006.  After executing this Agreement, I shall have seven (7) days (the “Revocation Period”) to revoke this Agreement by indicating my desire to do so in writing delivered to Mark E. Moran at the address above (or by fax at (212) 760-2811) by no later than 5:00 p.m. on the seventh (7th) day following the date I sign this Agreement. The effective date of this Agreement shall be the eighth (8th) day following my signing of the Agreement (the “Release Effective Date”). If the last day of the Revocation Period falls on a Saturday, Sunday or holiday, the last day of the Revocation Period will be deemed to be the next business day. In the event I do not accept this Agreement as set forth above, or in the event I revoke this Agreement during the Revocation Period, this Agreement, including but not limited to the obligation of the Company to provide the payment referred to in paragraph “3” below, shall be deemed automatically null and void.

3.               I further acknowledge that the severance payment to be provided me pursuant to this Agreement exceeds any payment, benefit, or other thing of value to which I might otherwise be entitled under any policy, plan, or procedure of the 24/7 Real Media Entities or pursuant to any prior agreement or contract between me and the 24/7 Real Media Entities. In consideration of the release and covenant set forth in Paragraph “4” below, and in full and complete satisfaction of all payments due to Employee from the Company (including salary, bonus, vacation pay, notice pay and severance pay in whatever form), the Company agrees:

(a)            to issue promptly after the date of this Agreement the 25,000 shares allocated to Employee as of January 1, 2005 that were scheduled to vest on January 1, 2007; such shares shall be immediately freely tradeable, subject only to the Company’s trading blackout period;

(b)           to provide that the 100,000 unvested stock options to Employee as of January 1, 2005 at an exercise of price of U.S. $4.33 per share, shall vest on August 5, 2006 and shall be exercisable through close of business on March 31, 2007;

(c)            to provide that all other unexercised stock options granted to Employee that shall have vested as scheduled on or before the Termination Date shall be exercisable through close of business on March 31, 2007.

(d)           to reimburse Employee, in accordance with the Company’s standard expense reimbursement policy, for any expenses incurred by Employee during his employment with the Company and submitted to the Company on or prior to August 31, 2006.

4.             (a)           In consideration for the payment to be provided me pursuant to paragraph “3” above, I, for myself and for my heirs, executors, administrators, trustees, legal representatives and assigns (hereinafter referred to collectively as “Releasors”), forever release and discharge the 24/7 Real Media Entities from any and all claims, demands, causes of action, fees and liabilities of any kind whatsoever, whether known or unknown, which I ever had, now have, or may have against any of the 24/7 Real Media Entities by reason of any act, omission, transaction, practice, plan, policy, procedure, conduct, occurrence, or other matter up to and including the date on which I sign this Agreement.

(b)           Without limiting the generality of the foregoing, this Agreement is intended to and shall release the 24/7 Real Media Entities from any and all claims, whether known or unknown, which Releasors ever had, now have, or may have against the 24/7 Real Media Entities arising out of my employment, and/or the termination of that employment, including, but not limited to:  (i) any and all relevant claims under the employment laws of Switzerland and the Canton of Vaud; (ii) any claim under the Age Discrimination in Employment Act, Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act, the Employee Retirement Income Security Act of 1974 (excluding claims for accrued, vested benefits under any employee benefit pension plan of the 24/7 Real Media Entities in accordance with the terms and conditions of such plan and applicable law), and the Family and Medical Leave Act; (iii) any claim under the New York State Human Rights Law or the New York City Administrative Code; or (iv) any other claim (whether based on federal, state, or local law, statutory or decisional) relating to or arising out of my employment, the terms and conditions of such employment, the termination of such employment, and/or any of the events relating directly or indirectly to or surrounding the termination of that employment, including but not limited to breach of contract (express or implied), wrongful discharge, detrimental reliance, defamation, emotional distress or compensatory or punitive damages; and (v) any claim for attorneys’ fees, costs, disbursements and/or the like.

5.             I agree that I will not seek or accept any award or settlement from any source or proceeding (including but not limited to any proceeding brought by any other person or by any government agency) with respect to any claim or right covered by paragraph “4” of this Agreement. I further agree, to the maximum extent permitted by law, that I will not sue or commence any proceeding (judicial or administrative), or participate in any action, suit or proceeding (unless compelled by legal process or court order), against any of the 24/7 Real Media Entities, with respect to any claim released by paragraph “4” above. I also warrant and represent that as of the date I sign this Agreement, I have not taken or engaged in any of the acts described in the foregoing sentences. If, notwithstanding the foregoing promises, I violate this paragraph “5”, I shall be required, to the maximum extent permitted by law, to indemnify and hold harmless the 24/7 Real Media Entities from and against any and all demands, assessments, judgments, costs, damages, losses and liabilities, and attorneys’ fees and other expenses which result from, or are incident to, such violation.

6.             The Company shall indemnify and hold Employee harmless from and against any and all claims, demands, causes of action, losses, liabilities, judgments, damages, obligations, costs or expenses (including attorney’s fees) arising out of or in connection with any acts or omissions by Employee within the scope of the services provided by Employee to Company, whether as an Employee or as a director of any of the 24/7 Real Media Entities. Expenses, including attorney’s fees and all other costs, incurred by Employee and his agents in defending any such proceeding shall either be advanced by the Company or provided for by the Company by tender of the matter to its director and officer’s insurance carrier

7.             I agree that I will not disparage or encourage or induce others to disparage any of the 24/7 Real Media Entities. For the purposes of this Agreement, the term “disparage” includes, without limitation, comments or statements to the press and/or media, the 24/7 Real Media Entities or any individual or entity with whom any of the 24/7 Real Media Entities have a business relationship which would adversely affect in any manner (i) the conduct of the business of any of the 24/7 Real Media Entities (including, without limitation, any business plans or prospects) or (ii) the business reputation of the 24/7 Real Media Entities.

8.             (a)           I agree that I will cooperate with the Company and/or the 24/7 Real Media Entities and its or their respective counsel in connection with any investigation, administrative proceeding or litigation relating to any matter that occurred during my employment in which I was involved or of which I have knowledge. Employee shall be reimbursed for any expenses and, if the amount of time required of me becomes material, shall be compensated at a reasonably commercial rate.

(b)           I agree that, in the event I am subpoenaed by any person or entity (including, but not limited to, any government agency) to give testimony (in a deposition, court proceeding or otherwise) which in any way relates to my employment by the Company and/or the 24/7 Real Media Entities, I will give prompt notice of such request to Mark E. Moran (or his successor) at the address provided in paragraph “2” above and, to the extent permitted by law, will make no disclosure until the Company and/or the 24/7 Real Media Entities have had a reasonable opportunity to contest the right of the requesting person or entity to such disclosure. The Company will pay any costs incurred by Employee, including reasonable legal fees, as a result of this type of action.

9.             The terms and conditions of this Agreement are, and shall be deemed to be, confidential, and shall not be disclosed by me or the Company to any person or entity without the prior written consent of the other party, except if required by law, and to my accountants, attorneys and/or immediate family members, provided that, to the maximum extent permitted by applicable law, rule or regulation, they agree to maintain the confidentiality of the aforesaid documents. I further represent that I have not disclosed the terms and conditions of the aforesaid documents to anyone other than my attorneys, accountants and/or immediate family members. I also understand and agree that if I make a disclosure in violation of this paragraph, or violate any provision(s) of the Agreement, the Company shall have the right, to the maximum extent permitted by law, to recover all sums it may have paid to me pursuant to this Agreement as well as to exercise all of its other remedies and seek other appropriate relief.

10.           I acknowledge that during the course of my employment with the Company and/or any of the 24/7 Real Media Entities, I have had access to information relating to the Company and/or the 24/7 Real Media Entities and their respective business that is not generally known by persons not employed by the Company and/or the 24/7 Real Media Entities and that could not easily be determined or learned by someone outside of the Company and/or the 24/7 Real Media Entities (“Confidential Information”). I agree not to disclose or use such Confidential Information at any time in the future, and I further agree to abide by all obligations in any non-competition and non-disclosure agreements that I have entered into with the Company, which provide, inter alia, that I understand and agree:

(a)           to hold in strictest confidence and not use for the benefit of anyone except the Company any confidential information about the Company or its customers, including, without limitation, confidential plans and structures, customers’ and advertisers’ methods of doing business, specifications of customer’s and advertisers’ advertising requirements and capacities, the time, places and other details of when, where, and how to contact and best serve customers and advertisers, customer’s and advertisers’ bias and prejudice as to various services, information as to other employees or third parties who influence decisions;

(b)           that, without the express prior consent of the Company, for the period of nine (9) months following the Termination Date (the “Restricted Period”) Executive therefore agrees that, in consideration of the payment to be provided pursuant to paragraph “3” above, the sufficiency of which consideration is hereby acknowledged, Executive absolutely and unconditionally agrees that he will not directly or indirectly, either for his own account or for the benefit of any person, firm or corporation, engage in any business that offers (i) Web Site advertising representation services (such as Advertising.com, ValueClick, Adlink, AdPepper, and BlueLithium), (ii) search engine marketing services to third parties with whom there generally was no pre-existing relationship (such as Efficent Frontier, iPropsect, Performics, eSpotting, Search Works, Latitude,

Komdat and eProfessional), or (iii) online ad serving (such as DoubleClick, ValueClick, AdTech, Aquantive, and Accipiter) (collectively, the “Business”). For the avoidance of doubt, Employee shall obtain the Company’s prior written consent before accepting an offer of employment with any search engine marketing company not specifically named above that could reasonably be considered to be a competitor of the Company.

(c)           that, without the express prior consent of the Company, during the Restricted Period, to refrain, directly or indirectly, from soliciting the clients (including Web sites and advertisers) of the Company, at the time of the signing of this Agreement and at any time during the term of the Employee’s employment, to provide such clients with substantially the same services as are now being provided to them or have been provided to them by the Company;

(d)           during the Restricted Period, to refrain from knowingly, directly or indirectly, soliciting the Company’s employees or independent agents so as to induce them to leave their employment or relationship with the Company;

(e)           during the Restricted Period, to inform any prospective new employer or business associate prior to accepting any employment or entering any business relationship of the existence of this Agreement or provide same with a copy of this Agreement;

(f)            without additional payment (except to the extent if any, provided at law) to assign, and does hereby assign, to the Company all ideas, inventions, discoveries, improvements, designs, models, formulae, processes, know-how, production methods and technological innovations together with all copyright in all media and all moral rights thereto, that Employee may conceive or make during employment with the Company, whether or not during working hours, and which directly or indirectly relates to the business of the Company or is based on or derived from knowledge of the actual or planned business activities of the Company; or is aided by the use of materials, property, facilities or information belonging to the Company; and

(g)           to undertake at the request and expense of the Company to do all acts and execute all documents that may be necessary to confirm the title of the Company to the rights assigned, whether in connection with any registration of such title or otherwise.

11.           I represent that I have returned (or will return) to the Company all property belonging to the Company and/or the 24/7 Real Media Entities, including but not limited to, credit cards, keys, Employee Handbook, phone card, rolodex and alphabet cards (if provided by the Company and/or the 24/7 Real Media Entities), computer user name and password, disks and/or voicemail code. I further acknowledge and agree that the Company shall have no obligation to make the payment referred to in paragraph “3” above unless and until I have satisfied all my obligations pursuant to this paragraph. The Company agrees that the Employee may retain the following company property after Termination for his personal use:

a.               His existing mobile phone and telephone number — Employee agrees to assume all charges related to telephone service from the date of Termination.

b.              Employee’s currently used  “NEC” laptop computer, provided that all information on the hard disk is deleted by the Company’s staff prior to Termination

c.               One set of roundtrip airline tickets from Switzerland to the United States, which have already been purchased in the Employee’s name.

12.           If any provision of this Agreement shall be held by a court of competent jurisdiction to be illegal, void, or unenforceable, such provision shall be of no force or effect. However, the illegality or unenforceability of such provision shall have no effect upon, and shall not impair the enforceability of, any other provision of this Agreement; provided, however, that, upon any finding by a court or agency of competent jurisdiction that the release and covenants provided for by paragraphs “4” and/or “5” of this Agreement are illegal, void, or unenforceable, I agree, at the Company’s request, either to return promptly to the Company the amount paid to me pursuant to this Agreement, including any and all monies realized from the sale of shares of Company stock that I receive pursuant to Sections 3(a) and (b), or to execute a release, waiver and/or covenant that is legal and enforceable. Further, if I seek to challenge the validity of or otherwise vitiate this Agreement or any provision thereof (including, without limitation, paragraphs “4” and/or “5”), I shall, to the maximum extent permitted by law, as a precondition, be required to repay to the Company the amount paid to me pursuant to this Agreement, including any and all monies realized from the sale of shares of Company stock that I receive pursuant to Sections 3(a) and (b). Additionally, I agree that if I breach the terms of paragraphs “6”, “7” 8”, “9”, “10” or “11”, it shall constitute a material breach of this Agreement as to which the 24/7 Real Media Entities may seek appropriate relief (including, but not limited to repayment of the amounts paid to me pursuant to this Agreement) in a court of competent jurisdiction.

13.           This Agreement is not intended, and shall not be construed, as an admission that any of the 24/7 Real Media Entities has or have violated any federal, state or local law (statutory or decisional), ordinance or regulation, breached any contract or committed any wrong whatsoever against me. I agree that this Agreement may only be used as evidence in a subsequent proceeding in which the parties allege a breach of this Agreement.

14.           I acknowledge that I: (a) have carefully read this Agreement in its entirety; (b) have had an opportunity to consider fully for at least forty-five (45) days the terms of this Agreement (c) have been advised by the Company in writing to consult with an attorney of my choosing in connection with this Agreement; (d) fully understand the significance of all of the terms and conditions of this Agreement and have discussed it with my independent legal counsel, or have had a reasonable opportunity to do so; (e) have had answered to my satisfaction any questions I have asked with regard to the meaning and significance of any of the provisions of this Agreement; and (f) am signing this Agreement voluntarily and of my own free will and assent to all the terms and conditions contained herein.

15.           This Agreement is binding upon, and shall inure to the benefit of, the parties and their respective heirs, executors, administrators, successors and assigns. In particular and without limiting the generality of the foregoing, should the Employee die after the execution of this Agreement but before all of the payments described above have been made by the Company, then the balance of such payments shall be made by the Company to the estate of the Employee.

16.           I understand that this Agreement constitutes the complete understanding between the Company and me, and supersedes any and all agreements, understandings, and discussions, whether written or oral between me and any of the 24/7 Real Media Entities, including the Contract of Employment between me and Real Media Europe Holding AG and Real Media, Inc. No other promises or agreements shall be binding unless in writing and signed by both the Company and me after the Release Effective Date.

17.           This Agreement shall be governed by and construed in accordance with the substantive laws of the State of New York without regard to conflict of laws principles. The Parties hereby consent to the exclusive jurisdiction of the courts of the State of New York and Employee hereby consents to personal jurisdiction in New York. IN THE EVENT THAT ANY PROVISION OF THIS AGREEMENT SHALL BE HELD TO BE UNENFORCEABLE OR AGAINST PUBLIC POLICY PURSUANT TO A FINAL ADJUDICATION BY A COURT OF COMPETENT JURISDICTION, SUCH PROVISION SHALL BE LIMITED OR ELIMINATED TO THE MINIMUM EXTENT NECESSARY SO THAT THIS AGREEMENT SHALL OTHERWISE REMAIN IN FULL FORCE AND EFFECT AND THE OTHER PROVISIONS SHALL BE UNAFFECTED. WAIVER BY EITHER PARTY OF ANY TERM OR CONDITION OF THIS AGREEMENT SHALL NOT BE DEEMED TO BE A WAIVER THEREAFTER OF SUCH TERM OR CONDITION OR A WAIVER OF ANY OTHER TERM OR CONDITION OR OF ANY LATER BREACH OF THIS AGREEMENT.

SIGNATURE PAGE

	/s/ Christopher Wagner	Date:	6/27/2006
Christopher Wagner

24/7 Real Media, Inc.

By:	/s/ David J. Moore
Name: David J. Moore
Title: Chief Executive Officer